Exhibit 99.1

—   Travelport Announces First Quarter 2009 Results   —

First Quarter Summary:

•	Net Revenue of $553 million and EBITDA of $119 million.
•	Adjusted Net Revenue of $554 million and Adjusted EBITDA of $136 million, representing a (17)% and (21)% decrease as compared to the first quarter of 2008, respectively.

NEW YORK, NY, May 8, 2009  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the first quarter ended March 31, 2009.  Travelport recognized Net Revenue of $553 million and Adjusted Net Revenue of $554 million for the first quarter of 2009, representing a (17)% decrease in Adjusted Net Revenue as compared to the same period last year.  Travelport achieved EBITDA of $119 million and Adjusted EBITDA of $136 million in the first quarter of 2009, representing a decrease of (21)% in Adjusted EBITDA as compared to the same period last year.

Travelport Consolidated

($ in millions)

	1Q 2008	1Q 2009	Change*		% Change*
Net Revenue	$666	$553	$(113)		(17)%
Adjusted Net Revenue	$667	$554	$(113)		(17)%
EBITDA	$143	$119	$(24)		(17)%
Adjusted EBITDA	$173	$136	$(37)		(21)%
Adjusted EBITDA Margin %	25.9%	24.5%	(138	)bps	(5)%

* May not calculate due to rounding

Travelport CEO and President, Jeff Clarke, stated:  “The weak travel environment continues to be difficult for the entire travel industry.  Travelport’s results reflect the impact of the continued global recessionary environment.  GDS segments declined (16)% and GTA TTV declined (30)% year over year for the first quarter.  While Travelport’s cost reduction initiatives have positioned the company to better withstand this downturn, we continue to expect 2009 to be a challenging year as our incremental year-over-year cost savings will not be sufficient to offset the weak demand for travel services.  We continue to leverage our low cost base to fund investments and position the company to take advantage of the rebound in travel when it occurs.  I am particularly pleased that the GDS business held margins throughout this difficult period.”

Mike Rescoe, Travelport CFO, stated: “During the quarter, we realized $36 million of Worldspan synergies, an incremental $26 million as compared to the first quarter of 2008.  We have now taken actions to achieve savings at or better than our target of $150 million in annual run rate cost savings and will exceed this target through additional actions in the coming quarters.  In addition, in response to the current economic climate, the company has taken, and will continue to take, actions to further reduce and keep its cost base low while continuing to invest for the future.  For the first quarter 2009, Travelport used $(9) million in cash from operations, an overall improvement of $42 million from the same period in 2008.  The first quarter has traditionally been the seasonally weakest quarter for cash generation and Travelport ended the period with $268 million in cash and cash equivalents.”

Financial Highlights First Quarter 2009

GDS

($ in millions)

	1Q 2008	1Q 2009	Change*		% Change*
Net Revenue	$592	$511	$(81)		(14)%
Adjusted Net Revenue	$592	$512	$(80)		(14)%
EBITDA	$164	$152	$(12)		(7)%
Adjusted EBITDA	$185	$161	$(24)		(13)%
Adjusted EBITDA Margin %	31.3%	31.4%	19	bps	1%

* May not calculate due to rounding

Net Revenue and EBITDA for our GDS business were $511 million and $152 million, respectively, for the first quarter of 2009.  Adjusted Net Revenue and Adjusted EBITDA for our GDS business were $512 million and $161 million, respectively, for the first quarter of 2009.  This resulted in a (14)% reduction in Adjusted Net Revenue and a (13)% reduction in Adjusted EBITDA compared to the first quarter of 2008.  Lower revenue resulted from a (16)% decline in segments, offset by higher yield per segment compared to the first quarter of 2008.  Agency inducements and commissions were $39 million lower, or 17%, compared to the first quarter of 2008.  In addition, our GDS business reduced its operating expenses, excluding agency inducements and commissions, by $17 million, or 10%, compared to the first quarter of 2008.

GTA

($ in millions)

	1Q 2008	1Q 2009	Change*	% Change*
Net Revenue	$74	$42	$(32)	(43)%
Adjusted Net Revenue	$74	$42	$(32)	(43)%
EBITDA	$9	$(11)	$(20)	(222)%
Adjusted EBITDA	$9	$(10)	$(19)	(211)%
Adjusted EBITDA Margin %	12.2%	(23.8)%	—	—

* May not calculate due to rounding

— Not meaningful

Net Revenue and EBITDA for GTA were $42 million and $(11) million, respectively, for the first quarter of 2009.  Adjusted Net Revenue and Adjusted EBITDA for GTA in the first quarter of 2009 were $42 million and $(10) million, respectively, representing a $(32) million decline in Adjusted Revenue and a $(19) million decrease in Adjusted EBITDA compared to the first quarter of 2008.  Global Total Transaction Value (“TTV”) declined (30)% in the quarter, driven by (19)% lower roomnights and a (13)% reduction in average daily rates.  Operating expenses for GTA decreased $9 million, or (16)%, during the first quarter of 2009 driven by currency changes and other cost saving initiatives.

Corporate and Other

Travelport incurred Adjusted Corporate and Other expenses of $15 million for the first quarter of 2009, representing a $(6) million decrease compared to the first quarter of 2008 due to cost reduction actions and lower incentive compensation expense.  Interest Expense was $66 million in the quarter, a $(20) million decrease from the first quarter of 2008.  This favorability is a function of our debt repurchase program and the decline in interest rates.  During the first quarter of 2009, Travelport used $(9) million in cash from operations and $(11)  million in capital investments.    In addition, Travelport paid $42 million in distributions to its parent company and ended the quarter with $268 million in cash and cash equivalents.

Orbitz Worldwide

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport accounts for its investment in Orbitz Worldwide under the equity method of accounting. During the three months ended March 31, 2009, Orbitz Worldwide experienced a significant decline in its stock price and a decline in its operating results due to continued weakness in economic and industry conditions.  These factors, coupled with an increase in competitive pressures, indicated potential impairment of its goodwill and intangible assets.  As a result of impairment tests performed under SFAS No. 142, Orbitz Worldwide concluded that its goodwill and intangible assets were impaired and recorded a non-cash impairment charge of $332 million.  As a result of losses incurred by Orbitz Worldwide during 2009, we have recorded a non-cash charge of $161 million related to our investment.

Conference Call/Webcast

The Company’s first quarter 2009 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (ET), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-713-4215 in the United States and 617-213-4867 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 97294486.  A replay of the conference call will be available May 8, 2009 at 2:00 p.m. (ET) through May 15, 2009. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 56501701.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. The company is comprised of the global distribution system (GDS) business that includes the Worldspan and Galileo brands; GTA, a leading global, multi-channel provider of hotel and ground services; IT Services and Software, which hosts mission critical applications and provides business and data analysis solutions for major airlines. With 2008 revenues of $2.5 billion, Travelport operates in 160 countries and has over 5,500 employees.

Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company.

Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters, health concerns such as the swine flu and other diseases, the current crisis in the global credit and financial markets and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships; and our exposure to customer credit risk. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained below.

INVESTOR CONTACT: Tony Basoukeas of Travelport, +44 17 5328 8603, or tony.basoukeas@travelport.com.

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
Net revenue	$666	$553
Costs and expenses
Cost of revenue	340	278
Selling, general and administrative	183	150
Restructuring charges	9	6
Depreciation and amortization	67	62
Total costs and expenses	599	496
Operating income	67	57
Interest expense, net	(86)	(66)
Gain on early extinguishment of debt	9	—
Loss from operations before income taxes and equity in losses of investment in Orbitz Worldwide, net	(10)	(9)
Benefit (provision) for income taxes	(12)	—
Equity in losses of investments in Orbitz Worldwide	(7)	(161)
Net loss before non-controlling interest in subsidiaries	(29)	(170)
Non-controlling interest in subsidiaries	—	(1)
Net loss	$(29)	$(171)

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA

(in millions)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
GDS
Net revenue	$592	$511
Segment EBITDA	164	152
GTA
Net revenue	74	42
Segment EBITDA	9	(11)
Corporate and other
EBITDA(a)	(30)	(22)
Combined Totals
Net revenue	$666	$553
EBITDA	$143	$119

(a)                                  Corporate and other includes corporate general and administrative costs not allocated to the segments.

Provided below is a reconciliation of EBITDA to loss from operations before income taxes and equity in losses of investment in Orbitz Worldwide, net:

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
EBITDA	$143	$119
Interest expense, net	(86)	(66)
Depreciation and amortization	(67)	(62)
Loss from operations before income taxes and equity in losses of investment in Orbitz Worldwide, net	$(10)	$(9)

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended March 31, 2009
	GDS	GTA	Corporate & Other	Total*
Net Revenue	$511	$42	$—	$553
Adjustments
Separation from Cendant and Related	1	—	—	1
Total	1	—	—	1
Adjusted Net Revenue*	$512	$42	$—	$554

EBITDA	$152	$(11)	$(22)	$119
Adjustments
Impairment	1	—	—	1
Separation from Cendant and Related	1	—	3	4
Non-recurring Items Associated with Travelport Acquisitions	5	(1)	2	6
Restructure and Related	2	2	3	6
Total	9	1	8	17
Adjusted EBITDA*	$161	$(10)	$(15)	$136

	Three Months Ended March 31, 2008
	GDS	GTA	Corporate & Other	Total*
Net Revenue	$592	$74	$—	$666
Adjustments
Separation from Cendant and Related	1	—	—	1
Total	1	—	—	1
Adjusted Net Revenue*	$592	$74	$—	$667

EBITDA	$164	$9	$(30)	$143
Adjustments
Acquired / Disposed EBITDA	2	—	—	2
Separation from Cendant and Related	1	—	1	2
Non-recurring Items Associated with Travelport Acquisitions	15	(1)	12	26
Restructure and Related	5	1	2	8
Other	(2)	—	(6)	(8)
Total	21	—	9	30
Adjusted EBITDA*	$185	$9	$(21)	$173

* Totals may not calculate due to rounding.

— Not meaningful.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions, except per share data)

	December 31, 2008	March 31, 2009
Assets
Current assets:
Cash and cash equivalents	$345	$268
Accounts receivable	372	379
Deferred income taxes	7	7
Other current assets	201	151
Total current assets	925	805
Property and equipment, net	491	468
Goodwill	1,732	1,693
Trademarks and tradenames	499	489
Other intangible assets, net	1,552	1,486
Investment in Orbitz Worldwide	214	53
Other non-current assets	151	164
Total assets	$5,564	$5,158
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$140	$111
Accrued expenses and other current liabilities	758	715
Current portion of long-term debt	19	20
Total current liabilities	917	846
Long-term debt	3,783	3,726
Deferred income taxes	238	227
Other non-current liabilities	207	205
Total liabilities	5,145	5,004
Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding and outstanding	—	—
Additional paid in capital	1,225	1,185
Accumulated deficit	(773)	(944)
Accumulated other comprehensive loss	(40)	(95)
Total shareholders’ equity	412	146
Non-controlling interest in subsidiaries	7	8
Total equity	419	154
Total liabilities and shareholders’ equity	$5,564	$5,158

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
Operating activities of continuing operations
Net loss	$(29)	$(171)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities from operations
Depreciation and amortization	67	62
Deferred income taxes	(4)	(2)
Provision for bad debts	4	5
Gain on early extinguishment of debt	(9)	—
Amortization of debt issuance costs	5	4
Gain on interest rate derivative instruments	—	(5)
Equity in losses of investment in Orbitz Worldwide	7	161
Non-controlling interest in subsidiaries	—	1
FASA liability	(8)	(8)
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(78)	(21)
Other current assets	(4)	6
Accounts payable, accrued expenses and other current liabilities	9	(32)
Other	(11)	(9)
Net cash used in operating activities of continuing operations	(51)	(9)
Investing activities of continuing operations
Property and equipment additions	(13)	(11)
Acquisition related payments	(3)	—
Other	(1)	—
Net cash used in investing activities of continuing operations	(17)	(11)
Financing activities of continuing operations
Principal payments on borrowings	(38)	(5)
Net share settlement for equity-based compensation	—	(7)
Distribution to a parent company	—	(42)
Net cash used in financing activities of continuing operations	(38)	(54)
Effect of changes in exchange rates on cash and cash equivalents	4	(3)
Net decrease in cash and cash equivalents from continuing operations	(102)	(77)
Cash and cash equivalents at beginning of period	309	345
Cash and cash equivalents at end of period	$207	$268
Supplemental disclosure of cash flow information
Interest payments	$108	$90
Income tax payments, net	$7	$13

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	March 31,
	2008	2009	Change	% Change
GDS (segments in millions)
Americas Segments	52.7	44.3	(8.4)	(16)%
International Segments	55.5	46.1	(9.4)	(17)%
Total Segments	108.2	90.4	(17.8)	(16)%

GTA (TTV in millions)
Total Transaction Value	$390	$274	$(116)	(30)%